INVESTOR PRESENTATION 2022 Second Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”). By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the continuing effects of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions, may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, or changes in financial markets, and the risk of recession; (viii) changes in the interest rate environment and levels of general interest rates, including the recent and anticipated increases by the FRB in its benchmark rate, the impacts of inflation, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, result in write-downs of asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) uncertainty regarding the expected discontinuation of the London Interbank Offered Rate (“LIBOR”) and the use of alternative reference rates; (xviii) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xix) our ability to attract and retain key members of our senior management team; (xx) increased competitive pressures among financial services companies; (xxi) changes in consumer spending, borrowing and saving habits; (xxii) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xxiii) the ability of key third-party providers to perform their obligations to us; (xxiv) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxvi) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvii) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common stock; and (xxviii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC.

3 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) 2Q22 capital ratios are preliminary SECOND QUARTER 2022 RESULTS ($ in Thousands Except Per Share Data) 2Q22 1Q22 2Q21 Net interest income $ 78,299 $ 76,441 $ 59,847 (Reversal of) provision for credit losses - $ (31,542) $ (2,154) Net income $ 26,712 $ 48,512 $ 19,050 Net income available to common stockholders $ 26,712 $ 43,345 $ 17,323 Earnings per diluted common share $ 0.43 $ 0.69 $ 0.34 Adjusted net income available to common stockholders (1) $ 27,767 $ 47,129 $ 16,328 Adjusted earnings per diluted common share (1) $ 0.45 $ 0.75 $ 0.32 Pre-tax pre-provision (PTPP) income (1) $ 36,873 $ 35,755 $ 23,458 Adjusted PTPP income (1) $ 38,371 $ 35,807 $ 22,045 Return on average assets (ROAA) 1.15% 2.09% 0.98% PTPP ROAA (1) 1.58% 1.54% 1.20% Adjusted PTPP ROAA (1) 1.65% 1.55% 1.13% Average assets $ 9,342,696 $ 9,392,305 $ 7,827,006 Net interest margin 3.58% 3.51% 3.27% Allowance for credit losses coverage ratio 1.34% 1.32% 1.33% Common equity tier 1 (2) 11.28% 11.40% 11.14% Tangible common equity per share (1) $ 14.05 $ 14.05 $ 13.69 Noninterest-bearing deposits as % of total deposits 37.4% 39.6% 29.1%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2nd Quarter 2022 Summary Continued Profitable Growth • NIM expansion and continued strong execution on growth strategies resulted in sequential quarter improvement in:  Adjusted Pre-Tax Pre-Provision Income(1)  EPS and Return on Average Tangible Common Equity (excluding impact of legal settlement in 1Q22) Enhancing Shareholder Value • Repurchased $39 million of common stock in 2Q22 and $52 million YTD through July 20th, or approximately 4.5% of Q421 shares outstanding • Strong earnings offset impact of negative OCI mark and share repurchases to keep TBVPS unchanged at $14.05 Robust Loan Production & Strong Loan Growth in Targeted Areas of the Portfolio • $1.2 billion in loan fundings during 2Q22 and 25% greater than 1Q22 • Loan pipeline remains strong despite the current rising rate environment • Double-digit annualized loan growth in C&I (excluding Warehouse), CRE and Multifamily portfolios • In aggregate, SFR and Warehouse remain relatively flat as a % of total loans while overall portfolio growth is driven by targeted areas of commercial and CRE lending Asset Sensitivity Results in NIM Expansion • 17 basis point increase in earning asset yield offset increase in average cost of deposits of 9 bps • NIM expanded 7 basis points to 3.58% • Noninterest-bearing deposits averaged 38% of total deposits Positive Trends in Asset Quality • Non-performing loans ratio declined 13 bps to 0.60% • Criticized and classified loans declined 16% • The NPL coverage ratio increased from 181% to 224%

5 • Adjusted sequential pre-tax pre- provision income increased $2.6 million, or 7% • Adjusted sequential PTPP ROAA increased 10 bps to 1.65%. • Adjusted PTPP increase due mostly to higher net interest income driven by higher NIM • 2Q22 and 1Q22 noninterest expense adjustments include indemnified professional fees, net of recoveries ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation $36.9 $38.4 Pre-tax, pre- provision income (1) Adjusted pre-tax, pre- provision income (1) Loss on alternative energy partnerships $0.5 $1.0 Noninterest expense adjustments $35.8 $35.8 Pre-tax, pre- provision income (1) Loss on alternative energy partnerships Adjusted pre-tax, pre- provision income (1) $(0.1) Noninterest expense adjustments $0.1 Adjusted PTPP ROAA 1.55% 2Q 2022 1Q 2022 Adjusted PTPP ROAA 1.65% GROWING CORE EARNINGS POWER Highlights PTPP ROAA 1.58% PTPP ROAA 1.54%

6 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 0.65% 0.83% 0.98% 1.25% 1.06% 1.13% 1.35% 1.39% 1.55% 1.65% $12.2 $16.0 $38.4 1Q20 $18.9 $27.7 2Q20 4Q203Q20 $24.5 $20.6 1Q21 $22.0 2Q21 3Q21 $32.7 $35.8 4Q21 1Q22 2Q22 +38% +215% Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets ESCALATING ADJUSTED PRE-TAX PRE-PROVISION INCOME TREND ($ in millions)

7 NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION • 2Q22 and 1Q22: Noninterest expense adjustments relate to professional fees, net of recoveries • 1Q22: Includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; positively impacted 1Q22 EPS by approximately $0.36 per share (3) ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation presented utilizing a statutory tax rate of 29.56%; see “Non-GAAP Reconciliation” slides at end of presentation $26.7 $27.8 Preferred Redemption Adjustments $0.3 Net Income Available to Common Stockholders $-0 Noninterest expense adjustments $0.7 Loss on alternative energy partnerships Adjusted Net Income Available to Common Stockholders (1)(2) $43.3 $47.1 $0.1$(0.1) Net income available to common stockholders $3.7 Preferred Redemption Adjustments Noninterest expense adjustments Loss on alternative energy partnerships Adjusted Net Income Available to Common Stockholders (1)(2) EPS $0.43 EPS $0.75EPS $0.69 2Q 2022 1Q 2022 EPS $0.45 Highlights

8 Low Cost DEPOSIT FRANCHISE (1) Reflects balance as of period end • YTD increase in noninterest-bearing deposits compared to 4Q21 • 69% percent of deposits are noninterest-bearing and low-cost deposits, up from 65% a year ago • Targeted deposit strategy has transformed deposit mix and contributed to asset-sensitive profile • 2Q22 average cost of deposits 6 bps lower compared to 2Q21 Cost of Deposits 0% 25% 0.23% 29% 10% 2Q21 24% 0.15% 2Q22 38%32% 34% 25% 2%0% 0.11% 9% 36% 32% 0%7% 4Q21 0.08% 40% 32% 8% 21% 0%7% 1Q22 0.17% 37% 31% 22% 3Q21 Average Cost of deposits Noninterest-bearing Interest-bearing checking Money Market & Savings Brokered CDs CDs Spot Rate 0.21% Category 2Q21 3Q21 4Q21 1Q22 2Q22 $ in millions Noninterest-bearing checking $1,808.9 $2,107.7 $2,788.2 $2,958.6 $2,826.6 Interest-bearing checking 2,217.3 2,214.7 2,393.4 2,395.3 2,359.9 Demand deposits 4,026.2 4,322.4 5,181.6 5,354.0 5,186.5 Money Market & Savings 1,593.7 1,661.0 1,751.1 1,605.1 1,622.9 CDs 586.6 559.8 506.7 520.7 615.7 Brokered CDs 0.0 0.0 0.0 0.0 133.6 Total(1) $6,206.5 $6,543.2 $7,439.4 $7,479.7 $7,558.7 Highlights

# DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

| Loan Segment | 2nd Quarter 2022 | | | 1st Quarter 2022 | | | Change | | |
|---|---|---|---|---|---|---|---|---|---|
| | $[1] | % | Avg. Yield | $[1] | % | Avg. Yield | $[1] | % | Avg. Yield |
| $ in Millions | | | | | | | | | |
| C&I: Warehouse | $ 1,160 | 16% | 4.83% | $ 1,575 | 21% | 4.26% | $ (414) | -5% | 0.57% |
| C&I: All Other | 1,273 | 17% | 4.54% | 1,225 | 16% | 4.69% | 48 | 1% | -0.15% |
| Multifamily | 1,572 | 21% | 4.14% | 1,398 | 19% | 4.35% | 175 | 2% | -0.21% |
| CRE | 1,204 | 16% | 4.43% | 1,163 | 16% | 4.50% | 41 | 0% | -0.07% |
| Construction | 228 | 3% | 5.50% | 225 | 3% | 5.10% | 3 | 0% | 0.40% |
| SBA[2] | 92 | 1% | 3.52% | 133 | 2% | 4.24% | (41) | -1% | -0.72% |
| Total Commercial Loans | 5,531 | 74% | 4.49% | 5,719 | 77% | 4.45% | (188) | -3% | 0.04% |
| SFR | 1,832 | 25% | 3.84% | 1,637 | 22% | 3.45% | 195 | 3% | 0.39% |
| Consumer | 88 | 1% | 6.24% | 95 | 1% | 6.34% | (7) | 0% | -0.10% |
| Total Consumer Loans | 1,921 | 26% | 3.96% | 1,733 | 23% | 3.61% | 188 | 3% | 0.35% |
| Total Loans HFI | $ 7,451 | 100% | 4.35% | $ 7,452 | 100% | 4.26% | $ (0) | N/A | 0.09% |



Construction
$228
3%
SBA(2)
$92
1%
Consumer
$88
1%
1-4 Res.
$1,832
25%
C&I
$2,433
33%
Multifamily
$1,572
21%
CRE
$1,204
16%

- Total Commercial Loans, excluding SBA loans and C&I Warehouse, increased $256.2 million or 25.1% on an annualized basis
- 66% of loan portfolio is secured by residential real estate
- Real estate secured loans weighted average loan-to-values (LTVs) of 58%
- 73% of the SFR portfolio have LTVs of less than 70%
- ~83% of all real estate secured loans have LTVs of less than 70%
- Q2 2022 Single family loan purchases average yield above current average yield of 3.84%

(1) Reflects balance as of period end
(2) Includes PPP loans of $28.4 at June 30, 2022 and $58.3 million at March 31, 2022

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10 DIVERSIFIED BUSINESS MIX PRODUCING CONSISTENTLY STRONG LOAN FUNDINGS (1) PMB acquired loans excluded from chart and Total Loan Fundings (2) Includes deferred costs/fees, transfers, sales and other adjustments ($ in millions) Loans Beginning Balance Total Fundings PMB Acquired(1) Total Payoffs Net Di fference Other Change (2) Loans Ending Balance Total Loan Yield Rate on Production Rate on Production excl . PPP Q2 2022 7,455$ 1,211$ -$ 1,208$ 3$ (2)$ 7,455$ 4.35% 4.20% 4.20% Q1 2022 7,255$ 968$ -$ 780$ 188$ 12$ 7,455$ 4.26% 3.70% 3.70% Q4 2021 6,232$ 906$ 963$ 828$ 77$ (17)$ 7,255$ 4.20% 3.74% 3.74% Q3 2021 5,988$ 763$ -$ 528$ 234$ 9$ 6,232$ 4.18% 3.83% 3.83% Q2 2021 5,766$ 847$ -$ 634$ 213$ 10$ 5,988$ 4.30% 3.86% 3.91% $533 $503 $583 $679 $831 $87 $82 $243 $290 $380 $227 $178 $80 $847 $763 $906 $968 $1,211 ($496) ($385) ($575) ($435) ($459) ($138) ($144) ($254) ($317) ($334) ($28) ($414) ($634) ($528) ($828) ($780) ($1,208) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Total Loan Fundings of $1.21 Billion in 2Q22 Fundings Advances Warehouse Net Advances/(Paydowns) Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production Rate on Production excl. PPP ($ in millions)

11 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) $26.0 $29.7 3Q21 $21.7 $21.7 0.58% $13.3 2Q21 1Q22 $19.1 0.72% $31.9 $19.1 $61.0 1.00% 4Q21 $30.4 $30.6 2Q22 0.82% $32.5 0.83% $35.0 $45.1 $72.8 $62.2 PMBC Acquired Delinquencies SFR Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans 3Q21 $60 $211 $102 4Q212Q21 $76 $101 $259 $98 $241 1Q22 $125 2Q22 $245 $250 Criticized and Classified Loans Classified Loans PMB Acquired Criticized and Classified Loans $30.1 0.73%0.72% $21.2 2Q21 0.86% $16.5 $29.1 0.73% $10.3 3Q21 $7.1 $21.6 $23.9 4Q21 $44.2 1Q22 $7.3 $37.1 0.60% 2Q22 $51.3 $45.6 $52.6 $44.4 $54.5 SFR NPLs NPLs (ex-SFR) PMBC Acquired NPLs NPLs/Total Loans-HFI 155% 173% 187% 181% 224% $78.8 $98.6 $79.7 4Q212Q21 $98.2 3Q21 1Q22 $99.7 2Q22 ACL / NPLs ACL (1) The NPL ratio related to BANC originated loans is 0.49% when PMB’s NPLs of $21.6 million and PMB acquired loans outstanding at December 31, 2021 of $905 million are excluded (1)

# TOP 10 RELATIONSHIPS
## Non-performing & delinquent loans rollforward

Non-performing Loans ($ in thousands)

| # | 2Q22 | 1Q22 | Delta | Loan Category | 2Q Accrual Status | 2Q Delinquency Status | 1Q Accrual Status |
|---|---|---|---|---|---|---|---|
| 1 | $ 12,350 | $ 12,599 | $ (249) | C&I | Non-Accrual | Current | Non-Accrual |
| 2 | 6,617 | 6,617 | - | C&I | Non-Accrual | 90+ | Non-Accrual |
| 3 | 3,929 | 3,929 | - | SFR | Non-Accrual | 90+ | Non-Accrual |
| 4 | 3,523 | 3,617 | (94) | C&I | Non-Accrual | Current | Non-Accrual |
| 5 | 3,189 | 3,189 | - | SBA | Non-Accrual | 90+ | Non-Accrual |
| 6 | 2,977 | 2,977 | - | SBA | Non-Accrual | 90+ | Non-Accrual |
| 7 | 2,326 | 2,368 | (42) | C&I | Non-Accrual | Current | Non-Accrual |
| 8 | 1,924 | 1,924 | - | SBA | Non-Accrual | 90+ | Non-Accrual |
| 9 | 1,201 | 1,201 | - | SBA | Non-Accrual | 90+ | Non-Accrual |
| 10 | 911 | 914 | (3) | SFR | Non-Accrual | 60-89 | Non-Accrual |
| 11+ | 5,497 | 15,195 | (9,698) | | | | |
| Total | $ 44,443 | $ 54,529 | $ (10,086) | | | | |

Delinquent Loans ($ in thousands)

| # | 2Q22 | 1Q22 | Delta | Loan Category | 2Q Delinquency Status | 2Q Accrual Status | 1Q Delinquency Status |
|---|---|---|---|---|---|---|---|
| 1 | $ 6,617 | $ 6,617 | - | C&I | 90+ | Non-Accrual | 90+ |
| 2 | 4,548 | - | 4,548 | SFR | 30-59 | Accrual | Current |
| 3 | 3,929 | 3,929 | - | SFR | 90+ | Non-Accrual | 90+ |
| 4 | 3,261 | - | 3,261 | C&I | 30-59 | Accrual | Current |
| 5 | 3,189 | 3,189 | - | SBA | 90+ | Non-Accrual | 90+ |
| 6 | 2,977 | 2,977 | - | SBA | 90+ | Non-Accrual | 90+ |
| 7 | 2,567 | - | 2,567 | C&I | 60-89 | Accrual | Current |
| 8 | 2,486 | 2,486 | (0) | SFR | 30-59 | Accrual | 30-59 |
| 9 | 2,182 | 2,190 | (8) | SFR | 30-59 | Accrual | 30-59 |
| 10 | 1,924 | 1,924 | - | SBA | 90+ | Non-Accrual | 90+ |
| 11+ | 28,512 | 37,686 | (9,174) | | | | |
| Total | $ 62,190 | $ 60,997 | $ 1,194 | | | | |

Non-performing loans

- Non-performing loans decreased $10.1 million, or 18%, of which $18.4 million, or 41% relates to loans in a current payment status
- Non-performing loans included loans guaranteed by the SBA of $8.6 million

Delinquencies

- Delinquencies increased $1.2 million, or 2%, as $29.2 million of additions were mostly offset by $21.7 million of loans returning to current status and $6.3 million in other reductions including pay downs
- Delinquent loans included loans guaranteed by the SBA of $12.6 million

12

13 ALLOWANCE FOR CREDIT LOSSES WALK ($ in millions) $98.6 $99.7 Specific ReserveACL (3/31/22) $(0.5)$1.1 Recoveries (net of Charge-offs) $0.5 Portfolio Mix ACL (6/30/22) 1.32% 1.34% The $1.1 million increase in the ACL was due primarily to: (i) net recoveries of $1.1 million, (ii) higher specific reserves of $484 thousand, and (iii) higher reserve for unfunded commitments of $500 thousand, offset by lower general loan reserves of $1.0 million. The ACL methodology uses a nationally recognized, third-party model that includes many assumptions based on historical and peer loss data, current loan portfolio risk profile including risk ratings, and economic forecasts including macroeconomic variables released by the model provider during June 2022. The published forecasts consider rising inflation, higher oil prices, ongoing supply chain issues and the military conflict between Russia and Ukraine, among other factors. ACL includes Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)

14 CONTINUED FOCUS ON EXPENSE MANAGEMENT • Adjusted Noninterest Expense to Average Assets relatively flat sequentially and declined 9 bps compared to 2Q21 • Noninterest expense adjustments relate to loss/gain on investments in alternative energy partnerships(2), and indemnified professional fees, net of recoveries, and in the case of the 2021 quarters presented, merger-related costs Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense(1) to Average Assets ($ millions) $41.2 $47.1 -$1.4 2.01%2.04% $40.7 2Q21 $39.8 -$2.9 $1.5 1.84% 1Q223Q21 $12.9 $46.0 2.50% 4Q21 $0.1 $48.6 $46.5 2.09% 2Q22 $37.8 $58.9 $46.6 Noninterest Expense / Average AssetsNoninterest expense adjustments Adjusted Noninterest Expense $41.2 1.95% 2.11% 3Q21 $40.7 2Q21 4Q21 1.99% $46.0 $46.5 2.01% 1Q22 $47.1 2.02% 2Q22 Adjusted Noninterest Expense Adjusted Noninterest Expense / Average Assets Highlights

15 Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Rate Sensitive Assets at 37% of Total Assets Loan Portfolio • $2.7 Billion mature or reset within 12 months • $863 Million are at or below their floors • Given a 100 bps market rate increase 90% of loans with floors are eligible to reprice Cash & Investments • $578 Million reprice within 12 months, mostly CLOs • $243 Million in Interest Bearing Cash INTEREST RATE RISK MANAGEMENT Well positioned for higher rates with a One Year Positive Gap Ratio of 30% HFI Loans: $7.5 billion Total Deposits: $7.6 billion Noninterest- bearing 37% Interest- bearing, Non-Maturity Non-Time 53% Time 10% Hybrid 23% Variable 37% Fixed 40% LESS Rate Sensitive Liabilities at 7% of Total Assets • $503 million CD’s mature or reprice within 12 months • $203 million in overnight borrowings One Year Positive Gap Ratio is 30% of Total Assets

16 (1) 2Q22 capital ratios are preliminary (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 2Q22 1Q22 4Q21 3Q21 2Q21 Common Equity Tier 1 (1) 11.28% 11.40% 11.31% 10.86% 11.14% Tier 1 Risk-based Capital (1) 11.28% 11.40% 12.55% 12.35% 12.71% Leverage Ratio (1) 9.59% 9.72% 10.37% 9.80% 9.89% Tangible Equity / Tangible Assets (2) 9.03% 9.27% 10.38% 9.78% 9.89% Tangible Common Equity / Tangible Assets (2) 9.03% 9.27% 9.36% 8.63% 8.70% STRONG CAPITAL BASE Provides buffer to deploy for stockholders’ benefit • 1Q22 included the Series E Preferred Stock Redemption of $98.7 million • 1Q22 and 2Q22 included $4.3 million and $38.9 million in common stock repurchases, respectively

2022 STRATEGIC OBJECTIVES

BANC OF CALIFORNIA

## Continued Balance Sheet Growth and Expanding Profitability

| | |
|---|---|
| Fully Realize Synergies of PMB Acquisition | • Achieve greater than 40% cost savings during first half of 2022 (achieved)<br>• Identify additional opportunities for cost savings from larger organization<br>• Expand relationships with new clients that have larger financing needs |
| Continue Generating Strong Loan Production | • Strong commercial banking pipeline and growth<br>• Continue expanding presence in large vertical markets<br>• Capitalize on position as a talent magnet in California to continue selectively adding proven commercial bankers |
| Capitalize on Asset Sensitivity | • Better positioned to see lower deposit beta and more positive impact on NIM than in last rising interest rate cycle<br>• Robust deposit gathering engine has increased average noninterest-bearing deposits to 38% of average deposits<br>• One year positive gap ratio has increased to 30% at 2Q22 from 7% at 4Q19<br>• Loan growth rate, a stable and large demand deposit base provide upside in rising rates |
| Accelerate Investment in Technology | • Increase technology investments while still realizing improved operating leverage<br>• Position BANC as the financial services ecosystem hub for our clients<br>• Elevate the client experience and offer innovative solutions directly and through fintech partnerships |
| Continue Optimizing Use of Capital to Increase Earnings and Enhance Franchise Value | • Redeemed Series E preferred stock in the first quarter of 2022<br>• Executed 69% of $75M common stock share repurchase authorized in the 1Q22<br>• Moved a portion of the securities portfolio to HTM from AFS in 1Q22 to reduce volatility to TBVPS in a rising rate environment<br>• Focus on strategic opportunities to further elevate the client experience and positively impact fee income and shareholder returns |

17

18 APPENDIX bancofcal.com

19 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 61% 1Q224Q212Q21 59% 60% 3Q21 59% 65% 2Q22 $3,636 $3,727 $4,274 $4,424 $4,837 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~83% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 58% Real Estate(1) LTVs $ % Count <50% $ 1,326 27% 1,098 50% to 60% 1,146 24% 502 60% to 70% 1,565 32% 574 70% to 80% 746 15% 443 >80% 55 1% 23 Total $ 4,837 100% 2,640 $ in Millions SFR LTVs $ % Count <50% $ 557 30% 636 50% to 60% 339 19% 269 60% to 70% 433 24% 317 70% to 80% 492 27% 387 >80% 12 1% 6 Total $ 1,832 100% 1,615 $ in Millions • ~73% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 58%

20 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type Multifamily 57% Health Facility 3% 12% Retail 12% Industrial 9% Owner Occupied 11% Mixed Use 2.8% Multi Tenant 40% Single Tenant 18% Strip Center 7% Non Owner Occupied 89% Neighborhood Shopping Center 34% Other 1% Office Other 0.7% Residential 96.4% Other 7% Hospitality 2% Collateral Type Count Balance Avg. Loan Size W.A. LTV $ in Millions MultiFamily 593 $ 1,572 $ 2.7 58.2% Office 72 326 4.5 55.8% Retail 66 321 4.9 53.4% Industrial 77 242 3.1 59.4% Health Facility 7 87 12.4 62.7% Hospitality 29 46 1.6 48.4% Other 127 183 1.4 55.4% Total CRE & MF 971 $ 2,777 $ 2.9 57.3%

21 ~64% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing Limited Exposure to High Stressed Business Industries • 1% Food Services • <1% Transportation • <1% in Accommodations All Other C&I includes a diverse mix of industry sectors • 3% Arts, Entertainment, and Recreation • 2% Professional Services • 2% Management of Companies • 1% Administrative and Support • 1% Education Services 48% 10% 7% 5% 4% 3% 3% 3% 2% 2% 2% 2% 2% 1% 1% 1% 0.5% 5% Finance: Warehouse Real Estate & Rental Leasing Finance: Other Manufacturing Healthcare and Social Assistance Arts, Entertainment, & Recreation Television / Motion Pictures Gas Stations Other Retail Trade Construction Professional Services Wholesale Trade Management of Companies & Enterprises Food Services Educational Services Transportation Accommodations All Other C&I 0% 20% 40% 60% DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO NAICS Industry Count $ Avg. Loan Size $ in Millions Finance: Warehouse 64 $ 1,160 $ 18.1 Real Estate & Rental Leasing 173 245 1.4 Finance: Other 50 161 3.2 Manufacturing 120 121 1.0 Healthcare and Social Assistance 98 92 0.9 Arts, Entertainment, & Recreation 28 67 2.4 Television / Motion Pictures 34 66 1.9 Gas Stations 42 62 1.5 Other Retail Trade 81 56 0.7 Construction 89 47 0.5 Professional Services 165 45 0.3 Wholesale Trade 80 44 0.5 Management of Companies & 3 38 12.5 Food Services 22 37 1.7 Educational Services 17 34 2.0 Transportation 60 19 0.3 Accommodations 6 9 1.5 All Other C&I 254 131 0.5 Total C&I 1,386 $ 2,433 $ 1.8

22 STABLE, LOW COST DEPOSIT BASE PROTECTS NET INTEREST MARGIN Net Interest Margin Drivers 1Q20 3.09% 3.19% 3.78% 0.25% 1.29% 4.06% 0.67% 0.25% 0.89% 4.27% 0.74% 3.09% 3.28% 1.71% 2.97% 0.83% 2Q20 1.11% 0.71% 1Q22 0.25% 0.25% 0.23% 3.86% 0.08% 0.51% 4Q21 0.25% 3.51% 0.15% 1.02% 3Q20 4.04% 2Q21 3.38% 0.36% 4Q20 0.28% 1Q21 0.25% 3.27% 3.81% 0.25% 0.77% 3.73% 3.28% 0.25% 3Q21 3.66% 0.11% 0.61% 2Q22 3.87% 0.33% 1.58% 0.58% 4.04% 3.58% 0.17% Earning Asset Yield Net Interest Margin Cost of Total Deposits Fed Funds Rate Interest-Bearing Liabilities

23 STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • The ACL coverage ratio was 1.34% at the end of 2Q22 compared to 1.32% at the end of 1Q22 ACL Composition 6/30/2022 3/31/2022 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 15,742 1.31% $ 16,490 1.42% Multifamily 15,678 1.00% 15,337 1.10% Construction 4,255 1.86% 6,268 2.78% Commercial and industrial 38,177 3.00% 35,906 2.93% Commercial and industrial - warehouse 3,236 0.28% 4,061 0.26% SBA 3,033 3.29% 3,041 2.28% Total commercial loans 80,121 1.45% 81,103 1.42% Single family residential mortgage 12,805 0.70% 11,029 0.67% Other consumer 867 0.98% 1,094 1.15% Total consumer loans 13,672 0.71% 12,123 0.70% Allowance for loan losses 93,793 1.26% 93,226 1.25% Reserve for unfunded commitments 5,905 0.08% 5,405 0.07% Allowance for credit losses $ 99,698 1.34% $ 98,631 1.32%

24(1) $329 million of AFS securities were reclassified to HTM during 1Q22 Portfolio Average Balances & Yields Securities Portfolio Detail(1) SECURITIES PORTFOLIO Portfolio Profile CompositionCredit Rating AAA 43% AA 44% BBB 14% Private Label RMBS 4% Gov’t & AGC 33% CLO 40% Corporates 14% Munis 9% QoQ Duration (yrs) 2Q22 1Q22 Change 2Q22 Gov’t & Agency (MBS, CMO, & SBA) $ 178 $ 192 $ (13) 2.5 CLOs 478 488 (10) 0.1 Corporate Securities 163 169 (5) 3.0 Private Label RMBS 45 50 (5) 8.1 AFS $ 865 $ 899 $ (33) 1.5 Gov’t & Agency (MBS, CMO, & SBA) 215 215 (0) 10.3 Municipal 114 114 0 10.7 HTM $ 329 $ 329 $ (0) 10.5 Total Securities $ 1,195 $ 1,228 $ (33) 4.0 Security Type ($ in millions) 2Q223Q21 2.14% 4Q212Q21 1Q22 2.11% $1,308 2.13% $1,347 $1,291 $1,292 $1,217 2.29% 2.68% Average Balance ($ in millions) Yield

25 CLO Industry Breakdown $478 million at June 30, 2022 (net of $14.6 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 12% • Limited exposure to industries that experienced severe stress in 2020-2021 • AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25-40% CDR), loss severity (40-50%), and prepayment assumptions (10-20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 2Q22 average CLO portfolio yield of 2.62%, up from 1.90% in 1Q22 • Quarterly reset based on 3 Month Libor + 1.61% • CLOs included an unrealized loss of $14.6 million as of 2Q22 compared to $4.8 million as of 1Q22. CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION Healthcare & Pharmaceuticals 12% High Tech Industries 10% Services: Business 10% FIRE: Banking, Finance, Insurance & Real Estate 9% Beverage, Food & Tobacco 5%Media: Broadcasting & Subscription 4% Hotel, Gaming & Leisure 4% Services: Consumer 4% Telecommunications 3% Automotive 3% Construction & Building 3% Capital Equipment 3% Chemicals, Plastics, & Rubber 3% Containers, Packaging & Glass 2% Retail 3% Other 22%

# BANC FAST FACTS

BANC OF CALIFORNIA

| (Dollars in millions) | 2Q22 | 1Q22 | 4Q21 | 3Q21 | 2Q21 |
|---|---|---|---|---|---|
| Total assets | $ 9,502 | $ 9,584 | $ 9,394 | $ 8,279 | $ 8,027 |
| Securities available-for-sale | 865 | 899 | 1,316 | 1,303 | 1,353 |
| Securities held-to-maturity | 329 | 329 | - | - | - |
| Loans held-for-investment | 7,451 | 7,452 | 7,251 | 6,229 | 5,985 |
| Total deposits | 7,559 | 7,480 | 7,439 | 6,543 | 6,207 |
| Net interest income | $ 78.3 | $ 76.4 | $ 73.0 | $ 63.0 | $ 59.8 |
| Total noninterest income | 7.2 | 5.9 | 5.6 | 5.5 | 3.4 |
| Total revenue | 85.5 | 82.4 | 78.6 | 68.5 | 63.3 |
| Noninterest expense | 47.6 | 46.4 | 60.1 | 39.6 | 40.7 |
| Loss (gain) in alternative energy partnership investments | 1.0 | 0.2 | (1.2) | (1.8) | (0.8) |
| Total noninterest expense | 48.6 | 46.6 | 58.9 | 37.8 | 39.8 |
| Pre-tax pre-provision income(1) | 36.9 | 35.8 | 19.8 | 30.7 | 23.5 |
| (Reversal of) provision for credit losses | - | (31.5) | 11.3 | (1.1) | (2.2) |
| Income tax expense | 10.2 | 18.8 | 2.8 | 8.7 | 6.6 |
| Net income | 26.7 | 48.5 | 5.8 | 23.2 | 19.1 |
| Preferred dividend and other adjustments | - | 5.2 | 1.7 | 1.7 | 1.7 |
| Net income available to common stockholders | $ 26.7 | $ 43.3 | $ 4.0 | $ 21.4 | $ 17.3 |
| Diluted earnings per common share | $ 0.43 | $ 0.69 | $ 0.07 | $ 0.42 | $ 0.34 |
| Tangible common equity per common share(1) | $ 14.05 | $ 14.05 | $ 13.88 | $ 13.99 | $ 13.69 |
| Return on average assets | 1.15% | 2.09% | 0.24% | 1.13% | 0.98% |
| Adjusted efficiency ratio(1) | 55.11% | 56.52% | 58.47% | 59.49% | 65.17% |

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

26

27 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding total revenue and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax- effected noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common stockholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Adjusted diluted earnings per share is computed by dividing adjusted net income (loss) available to common stockholders by the weighted average diluted common shares outstanding. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 28-32 of this presentation.

28 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q22 1Q22 4Q21 3Q21 2Q21 Net interest income $ 78,299 $ 76,441 $ 73,039 $ 62,976 $ 59,847 Noninterest income 7,186 5,910 5,605 5,519 3,443 Total revenue 85,485 82,351 78,644 68,495 63,290 Noninterest expense 48,612 46,596 58,872 37,811 39,832 Pre-tax pre-provision income(1) $ 36,873 $ 35,755 $ 19,772 $ 30,684 $ 23,458 Total revenue $ 85,485 $ 82,351 $ 78,644 $ 68,495 $ 63,290 Noninterest expense $ 48,612 $ 46,596 $ 58,872 $ 37,811 $ 39,832 Total noninterest expense adjustments (1,498) (52) (12,891) 2,937 1,413 Adjusted noninterest expense(1) 47,114 46,544 45,981 40,748 41,245 Adjusted pre-tax pre-provision income(1) $ 38,371 $ 35,807 $ 32,663 $ 27,747 $ 22,045 Average Assets $ 9,342,696 $ 9,392,305 $ 9,331,955 $ 8,141,613 $ 7,827,006 Pre-tax pre-provision ROAA(1) 1.58% 1.54% 0.84% 1.50% 1.20% Adjusted pre-tax pre-provision ROAA(1) 1.65% 1.55% 1.39% 1.35% 1.13% Efficiency Ratio(1) 56.87% 56.58% 74.86% 55.20% 62.94% Adjusted efficiency ratio(1) 55.11% 56.52% 58.47% 59.49% 65.17% (1) Non-GAAP measure

29 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q22 1Q22 4Q21 3Q21 2Q21 Adjusted Noninterest Expense Total noninterest income $ 7,186 $ 5,910 $ 5,605 $ 5,519 $ 3,443 Total noninterest expense $ 48,612 $ 46,596 $ 58,872 $ 37,811 $ 39,832 Noninterest expense adjustments: Professional recoveries (fees) (455) 106 (642) 2,152 1,284 Merger-related costs - - (13,469) (1,000) (700) Noninterest expense adjustments before gain (loss) in alternative energy partnership investments (455) 106 (14,111) 1,152 584 (Loss) gain in alternative energy partnership investments (1,043) (158) 1,220 1,785 829 Total noninterest expense adjustments (1,498) (52) (12,891) 2,937 1,413 Adjusted noninterest expense(1) $ 47,114 $ 46,544 $ 45,981 $ 40,748 $ 41,245 Average assets $9,342,696 $9,392,305 $9,331,955 $8,141,613 $7,827,006 Noninterest expense / Average assets 2.09% 2.01% 2.50% 1.84% 2.04% Adjusted noninterest expense / Average assets(1) 2.02% 2.01% 1.95% 1.99% 2.11% (1) Non-GAAP measure

# NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

| (Dollars in thousands) | 2Q22 | 1Q22 | 4Q21 | 3Q21 | 2Q21 |
|---|---|---|---|---|---|
| Tangible Common Equity to Tangible Assets Ratio | | | | | |
| Total assets | $ 9,502,113 | $ 9,583,540 | $ 9,393,743 | $ 8,278,741 | $ 8,027,413 |
| Less: goodwill | (95,127) | (95,127) | (94,301) | (37,144) | (37,144) |
| Less: other intangible assets | (4,677) | (4,990) | (6,411) | (1,787) | (2,069) |
| Tangible assets[(1)] | $ 9,402,309 | $ 9,483,423 | $ 9,293,031 | $ 8,239,810 | $ 7,988,200 |
| | | | | | |
| Total stockholders' equity | $ 949,130 | $ 979,009 | $ 1,065,290 | $ 844,803 | $ 829,362 |
| Less: preferred stock | - | - | (94,956) | (94,956) | (94,956) |
| Total common stockholders' equity | $ 949,130 | $ 979,009 | $ 970,334 | $ 749,847 | $ 734,406 |
| | | | | | |
| Total stockholders' equity | $ 949,130 | $ 979,009 | $ 1,065,290 | $ 844,803 | $ 829,362 |
| Less: goodwill | (95,127) | (95,127) | (94,301) | (37,144) | (37,144) |
| Less: other intangible assets | (4,677) | (4,990) | (6,411) | (1,787) | (2,069) |
| Tangible equity[(1)] | 849,326 | 878,892 | 964,578 | 805,872 | 790,149 |
| Less: preferred stock | - | - | (94,956) | (94,956) | (94,956) |
| Tangible common equity[(1)] | $ 849,326 | $ 878,892 | $ 869,622 | $ 710,916 | $ 695,193 |
| | | | | | |
| Total stockholders' equity to total assets | 9.99% | 10.22% | 11.34% | 10.20% | 10.33% |
| Tangible equity to tangible assets[(1)] | 9.03% | 9.27% | 10.38% | 9.78% | 9.89% |
| Tangible common equity to tangible assets[(1)] | 9.03% | 9.27% | 9.36% | 8.63% | 8.70% |
| | | | | | |
| Common shares outstanding | 59,985,736 | 62,077,312 | 62,188,206 | 50,321,096 | 50,313,228 |
| Class B non-voting non-convertible common shares outstanding | 477,321 | 477,321 | 477,321 | 477,321 | 477,321 |
| Total common shares outstanding | 60,463,057 | 62,554,633 | 62,665,527 | 50,798,417 | 50,790,549 |
| | | | | | |
| Book value per common share | $ 15.70 | $ 15.65 | $ 15.48 | $ 14.76 | $ 14.46 |
| Tangible common equity per common share[(1)] | $ 14.05 | $ 14.05 | $ 13.88 | $ 13.99 | $ 13.69 |

(1) Non-GAAP measure

30

31 NON-GAAP RECONCILIATION (Dollars in thousands) 2Q22 1Q22 4Q21 3Q21 2Q21 Return on tangible common equity Average total stockholders' equity $ 969,885 $ 1,049,912 $ 1,035,782 $ 847,941 $ 814,973 Less: Average preferred stock - (75,965) (94,956) (94,956) (94,956) Average common stockholders' equity 969,885 973,947 940,826 752,985 720,017 Less: Average goodwill (95,127) (94,307) (86,911) (37,144) (37,144) Less: Average other intangible assets (4,869) (6,224) (4,994) (1,941) (2,224) Average tangible common equity(1) $ 869,889 $ 873,416 $ 848,921 $ 713,900 $ 680,649 Net income available to common stockholders $ 26,712 $ 43,345 $ 4,024 $ 21,443 $ 17,323 Add: Amortization of intangible assets 313 441 430 282 282 Less: Tax effect on amortization of intangible assets(2) (66) (93) (90) (59) (59) Net income available to common stockholders after the adjustments for intangible assets(1) $ 26,959 $ 43,693 $ 4,364 $ 21,666 $ 17,546 Return on average equity 11.05% 18.74% 2.20% 10.84% 9.38% Return on average tangible common equity(1) 12.43% 20.29% 2.04% 12.04% 10.34% (1) Non-GAAP measure (2) Adjustments shown net of a statutory Federal tax rate of 21%

# NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

| (Dollars in thousands, except per share data) | 2Q22 | 1Q22 | 4Q21 | 3Q21 | 2Q21 |
|---|---|---|---|---|---|
| **Adjusted net income** | | | | | |
| Net income[(1)(2)] | $ 26,712 | $ 48,512 | $ 5,751 | $ 23,170 | $ 19,050 |
| Adjustments: | | | | | |
| Noninterest expense adjustments | 1,498 | 52 | 12,891 | (2,937) | (1,413) |
| Tax impact of adjustments above[(3)] | (443) | (15) | (3,811) | 868 | 418 |
| Tax adjustment: tax impact from exercise of stock appreciation rights | - | - | - | - | - |
| Adjustments to net income | 1,055 | 37 | 9,080 | (2,069) | (995) |
| Adjusted net income[(4)] | $ 27,767 | $ 48,549 | $ 14,831 | $ 21,101 | $ 18,055 |
| | | | | | |
| Average Assets | $ 9,342,696 | $ 9,392,305 | $ 9,331,955 | $ 8,141,613 | $ 7,827,006 |
| ROAA | 1.15% | 2.09% | 0.24% | 1.13% | 0.98% |
| Adjusted ROAA[(4)] | 1.19% | 2.10% | 0.63% | 1.03% | 0.93% |
| | | | | | |
| **Adjusted net income available to common stockholders** | | | | | |
| Net income available to common stockholders | $ 26,712 | $ 43,345 | $ 4,024 | $ 21,443 | $ 17,323 |
| Adjustments to net income | 1,055 | 37 | 9,080 | (2,069) | (995) |
| Adjustments for impact of preferred stock redemption | - | 3,747 | - | - | - |
| Adjusted net income available to common stockholders[(4)] | $ 27,767 | $ 47,129 | $ 13,104 | $ 19,374 | $ 16,328 |
| | | | | | |
| Average diluted common shares | 61,600,615 | 62,906,003 | 60,690,046 | 50,909,317 | 50,892,202 |
| Diluted EPS | $ 0.43 | $ 0.69 | $ 0.07 | $ 0.42 | $ 0.34 |
| Adjusted diluted EPS[(4)(5)] | $ 0.45 | $ 0.75 | $ 0.22 | $ 0.38 | $ 0.32 |

(1) Net income for the three months ended March 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there is no similar recovery in any of the other periods presented. The Bank previously recognized a $35.1 million charge-off for this loan during the third quarter of 2019.

(2) Net income for the three months ended December 31, 2021 includes an $11.3 million pre-tax charge for the expected lifetime credit losses for non-purchased credit deteriorated loans acquired in the PMB Acquisition; there is no similar charge in any of the other periods presented.

(3) Tax impact of adjustments shown at a statutory tax rate of 29.6%.

(4) Non-GAAP measure.

(5) Represents adjusted net income available to common stockholders divided by average diluted common shares.

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